UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2019

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	77-0551645
(State of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7555 Gateway Boulevard, Newark, California 94560
(Address of principal executive offices and zip code)

(510) 742-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	“RVNC”	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) Appointment of Director
Effective as of July 16, 2019, the Board of Directors (the “Board”) of Revance Therapeutics, Inc. (the “Company”) elected Chris Nolet to serve as a member of the Board for the term expiring at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Nolet’s appointment was recommended to the Board by its Nominating and Corporate Governance Committee. Mr. Nolet will also serve as a member of the Audit Committee and, effective as of mid-August 2019, as Chair of such committee.
In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), Mr. Nolet is entitled to receive a $40,000 annual retainer for service as a Board member and an additional $10,000 annual retainer for service as a member of the Audit Committee ($20,000 following his designation as Chair of such committee). Effective as of July 16, 2019, Mr. Nolet was granted an option to purchase 18,000 shares of common stock under the Company’s 2014 Equity Incentive Plan with an exercise price equal to $12.32 and 9,000 shares of restricted common stock. The option and stock award will vest on the one year anniversary of the date of grant, subject to Mr. Nolet’s continued service as a director through the vesting date.
The Company also entered into the Company’s standard form of indemnification agreement with Mr. Nolet. The indemnification agreement provides, among other things, that the Company will indemnify Mr. Nolet for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Amended and Restated Bylaws. The form of indemnification agreement was previously filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-193154), as amended, as filed on January 27, 2014, and is incorporated herein by reference.
There are no arrangements or understandings between Mr. Nolet and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Nolet and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Nolet and the Company.
A copy of the Company’s press release announcing the appointment of Mr. Nolet is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Number	Description
99.1	Press Release dated July 17, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 17, 2019	Revance Therapeutics, Inc.

		By:	/s/ Caryn G. McDowell
Caryn G. McDowell
Senior Vice President, General Counsel & Corporate Secretary